Exhibit 99.1

For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 827-3772
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES

RESULTS FOR SECOND QUARTER 2005

AND CONFIRMS 2005 GUIDANCE

REPORTS 6% GROWTH IN FFO PER SHARE

Boston, MA…August 2, 2005…Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage” or the “Company”), today reported results of its operations for the three and six months ended June 30, 2005. Highlights included:

Financial Results:

•                              Funds From Operations (FFO) of $33.7 million for the quarter and $67.5 million for the first half of 2005

•                              Diluted FFO per share of $0.70 for the quarter and $1.41 for the first half of 2005

•                              Net income of $9.1 million for the quarter and $19.1 million for the first half of 2005

•                              Same property net operating income growth (excluding termination fee income) of 4.8% for the quarter and 4.7% for the first half of 2005

•                              Paid $0.525 per common share regular quarterly dividend on July 15, 2005

Operating Highlights:

•                  Acquired (during and immediately following quarter-end) two additional shopping centers located in Dallas, Texas and Simpsonville, South Carolina

•                  Entered into purchase and sale agreements and completed due diligence for the acquisition of two additional shopping centers—a group of assets located in Manchester, Connecticut and a center located in Old Bridge Township, New Jersey

•                  Achieved 9% increase over prior rents within our shopping center portfolio

 “We are extremely pleased by our second quarter financial results,” stated Thomas C. Prendergast, Chairman, President and Chief Executive Officer. “We continue to see strong same store operating performance within our core portfolio as a result of our leasing and capital recycling efforts. We were also pleased by our investment activity to date as we have the opportunity to add four excellent properties to our portfolio. These acquisitions show our continued commitment to acquiring properties in attractive locations with solid national tenant line-ups. In addition, by acquiring properties within our existing markets, we are able to take advantage of operating synergies within our portfolio. The addition of these high quality properties clearly reflects our success in finding portfolio-improving acquisitions even in such a competitive environment.”

Mr. Prendergast further added, “While we will continue to pursue attractive acquisitions as a means of growing our portfolio, we remain committed to our capital recycling program. We expect to dispose of several non-core assets during the second half of the year. Our capital recycling program is important to improving the internal growth of our existing portfolio. In addition, we are continuing to explore capital raising joint venture opportunities involving an initial contribution of certain of our existing core assets and the funding of future shopping center acquisitions. Such a joint venture will help us to increase our sources of capital and our ability to pursue high quality acquisitions thus driving future earnings growth. Overall, as a result of our efforts during the first half of the year, we remain optimistic about our prospects for the remainder of 2005.”

FINANCIAL RESULTS

For the three months ended June 30, 2005, FFO, a widely accepted measure of REIT performance, increased 9% to $33.7 million, or $0.70 per diluted share, as compared to $30.9 million, or $0.66 per diluted share for the same period in 2004. For the six months ended June 30, 2005, FFO increased 7.3% to $67.5 million, or $1.41 per diluted share, as compared to $63.0 million, or $1.34 per diluted share for the six months ended June 30, 2004. FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is presented within the consolidated financial statements included in this release.

Net income attributable to common shareholders decreased to $9.1 million, or $0.19 per diluted share, for the three months ended June 30, 2005, as compared to $12.2 million, or $0.26 per diluted share, for the same period in 2004. Net income attributable to common shareholders decreased to $19.1 million, or $0.40 per diluted share, for the six months ended June 30, 2005, as compared to $23.1 million, or $0.49 per diluted share for the same period in 2004. Net income attributable to common shareholders for the three and six months ended June 30, 2004 includes a gain on sale of discontinued operations of $3.0 million reflecting the Company’s sale of an office building in April 2004.

All per share amounts are stated on a diluted basis. The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three and six months ended June 30, 2005. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

PORTFOLIO OVERVIEW

General

As of June 30, 2005, Heritage had a shopping center portfolio of 164 properties, located in 29 states and totaling approximately 33.7 million square feet of total gross leasable area, of which 28.0 million square feet is company-owned gross leasable area.

Leasing Activity

During the second quarter of 2005, the Company executed 147 leases (new and renewed), for 492,000 square feet in the Company’s shopping center portfolio. In doing so, the Company achieved a 8.7% increase over prior rents on a cash basis from $12.03 per square foot to $13.07 per square foot. For the first six months of 2005, the Company has signed 299 leases (new and renewed), for 1.1 million square feet in the Company’s shopping center portfolio. In doing so, the Company achieved a 7.8% increase over prior rents on a cash basis from $11.70 per square foot to $12.61 per square foot.

At June 30, 2005, the percentage of the Company’s portfolio leased was 92.5%, an increase of 0.7% from June 30, 2004. At March 31, 2005, the Company’s portfolio was 93.0% leased.

Same Property Operating Results

With respect to the properties owned and operated by the Company for the three months and six months ended June 30, 2005 and June 30, 2004, same property net operating income increased as follows:

Same Property Operating Data

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004		2005	2004
Real estate revenue	$81,103	$78,577		$165,052	$158,937
Operating expenses	(22,678)	(22,561)		(48,296)	(47,177)
Net Operating Income	58,425	56,016	4.3%	116,756	111,760	4.5%

Less: Lease termination income	(1)	(285)		(365)	(581)
Net Operating Income, as adjusted	$58,424	$55,731	4.8%	$116,391	$111,179	4.7%

A table reconciling same property net operating income to net income, the GAAP measure that the Company believes to be most directly comparable, is presented within the consolidated financial statements included in this release.

INVESTMENT ACTIVITY

Completed and Pending Acquisitions

Skillman Abrams Acquisition, Dallas, Texas

In April 2005, through its joint venture with Intercontinental Real Estate Investment Fund III, LLC, a $350 million pooled fund sponsored and managed by Intercontinental Real Estate Corporation, Heritage acquired Skillman Abrams Shopping Center, a 133,000 square foot shopping center located in a busy retail corridor of Dallas, Texas, the ninth largest Metropolitan Statistical Area (“MSA”) in the United States. Skillman Abrams was acquired by the joint venture for a total purchase price of approximately $19 million, including assumed mortgage debt.

Skillman Abrams is anchored by Tom Thumb, the second leading grocer in the marketplace, which leases approximately 78,000 square feet at the center. The center is 97% leased and contains an attractive mix of national and regional tenants.

Fairview Corners, Simpsonville, South Carolina

On July 1, 2005, Heritage completed the acquisition of Fairview Corners, a 131,000 square foot shopping center located in Simpsonville, South Carolina in the Greenville Spartanburg MSA. The purchase price for Fairview Corners was approximately $23 million. The center was unencumbered and Heritage funded the purchase price with borrowings under its unsecured line of credit.

Fairview Corners, a newly developed shopping center, contains an excellent tenant roster and is approximately 96% leased. The property’s anchor and major tenants include national retailers Ross Dress For Less, TJ Maxx and Pier 1 Imports. In addition, a 120,000 square foot Super Target shadow anchors the center. Fairview Corners is located on a busy retail corridor in close proximity to other national retailers Wal-Mart Super Center, Lowe’s Home Improvement and Kohl’s. The demographics within a five-mile radius of the center include a population of approximately 50,000 and average household income of approximately $63,000, revealing a growing area.

Williamson Square, Franklin, Tennessee

On August 2, 2005, Heritage completed the acquisition of the 40% minority partnership interest in Williamson Square Shopping Center, located in Franklin, Tennessee, held by Heritage’s joint venture limited partner. As a result, Heritage owns 100% of the partnership interests in Williamson Square. The purchase price, which was based on a formula set forth in the partnership agreement, was $2.9 million. Heritage funded the purchase price with borrowings under its unsecured line of credit. Heritage also repaid upon maturity the previously outstanding mortgage indebtedness encumbering Williamson Square. As a result, Williamson Square is now unencumbered.

Williamson Square is a 340,000 square foot shopping center anchored by Kroger Supermarket, the number one supermarket in the trade area, as well as by Hobby Lobby, USA Baby and Hancock Fabrics.

Crossroads at Buckland Hills, Manchester, Connecticut

Heritage also entered into a purchase and sale agreement and completed due diligence to acquire a group of assets known as “Crossroads at Buckland Hills” located in an eastern suburb of Hartford, Connecticut. The purchase price for Crossroads was not disclosed pending completion of the transaction. Heritage expects to fund the acquisition with a combination of assumed mortgage indebtedness, borrowings under its unsecured line of credit and the issuance of operating partnership units in Bradley Operating Limited Partnership, one of its subsidiary operating partnerships.

Crossroads consists of six separate parcels and 342,000 square feet. The centers include a “who’s who” of impressive national tenants such as Best Buy (shadow anchor), Sports Authority, Borders Books, Office Max, Bed Bath & Beyond, Pier 1 Imports, A.C. Moore, Petco, Tweeter and Babies ‘R Us. Overall, the centers are over 96% leased. The demographics within five miles of the centers are excellent, including a population of over 127,000 people and household income of over $67,000.

Old Bridge Gateway Shopping Center, Parlin, Old Bridge Township, New Jersey

Heritage also entered into a purchase and sale agreement and completed due diligence to acquire a shopping center known as “Old Bridge Gateway Shopping Center” located in Parlin, Old Bridge Township, New Jersey. The purchase price was not disclosed pending completion of the transaction. Old Bridge Gateway is unencumbered and Heritage expects to fund the acquisition with borrowings under its unsecured line of credit.

Old Bridge Gateway is a 236,000 square foot shopping center located within close proximity to busy Route 9 in Middlesex County, New Jersey. The center is 95% leased and includes anchors and major tenants Marshalls, Modell’s Sporting Goods, Petco, Bayshore Fitness and Wellness, Sleepy’s and R&S Strauss. In addition, Home Depot and Wal-Mart border the property. The demographics are strong and include a population of approximately 200,000 and average household income of approximately $71,000 within a five-mile radius.

DIVIDEND PAYMENT

On July 15, 2005, the Company paid its regular quarterly dividend of $0.525 per common share to shareholders of record on June 30, 2005.

2005 EARNINGS GUIDANCE

Heritage today increased the low end of its projected guidance range for 2005 FFO per diluted common share to $2.78 from $2.77 and reconfirmed the upper end of its guidance range of $2.83 per share. A reconciliation of management’s projections from earnings per diluted common share to FFO per diluted common share is included in this release.

2nd QUARTER CONFERENCE CALL

Members of Heritage’s senior management will host a conference call on Wednesday, August 3, 2005, at 10:00 a.m., ET, to discuss the Company’s second quarter results. Stockholders, analysts and other interested parties may participate in this conference call by dialing 800-218-0530 or 303-262-2211 at least five minutes before the scheduled start time. Investors can also access the call via the Internet at the Company’s website, www.heritagerealty.com. To listen to a live broadcast, access this site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A replay of the conference call will be available after the call through August 10, 2005 by accessing the Company’s website at http://www.heritagerealty.com or by dialing 800-405-2236 or 303-590-3000, pass-code 11033770.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG”. Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States. Heritage focuses on grocer-anchored shopping centers with multiple anchors. Heritage is headquartered in Boston

Massachusetts and has an additional 16 regional offices located in the Eastern, Midwestern and Southwestern United States. For more information about Heritage, please refer to Heritage’s website, www.heritagerealty.com.

A copy of Heritage’s second quarter 2005 “Supplemental Operating and Financial Data” is available on the Investor Relations section of the Company’s website at www.heritagerealty.com. These materials are also available by written request to:

Investor Relations

Heritage Property Investment Trust, Inc.

131 Dartmouth St.

Boston, MA 02116

SAFE HARBOR LANGUAGE

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company’s judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.

Heritage Property Investment Trust, Inc.

Consolidated Balance Sheets
June 30, 2005 and December 31, 2004
(Unaudited and in thousands of dollars)

	June 30, 2005	December 31, 2004
Assets
Real estate investments, net	$2,196,192	$2,222,638
Cash and cash equivalents	1,598	6,720
Accounts receivable, net of allowance for doubtful accounts of $9,818 in 2005 and $9,583 in 2004	48,710	41,148
Prepaids and other assets	25,907	24,488
Investments in unconsolidated joint ventures	5,411	3,406
Deferred financing and leasing costs	50,643	54,150

Total assets	$2,328,461	$2,352,550

Liabilities and Shareholders’ Equity
Liabilities:
Mortgage loans payable	$628,487	$649,040
Unsecured notes payable	449,864	449,763
Line of credit facility	232,000	196,000
Accrued expenses and other liabilities	81,307	95,989
Accrued distributions	25,095	24,915

Total liabilities	1,416,753	1,415,707

Exchangeable limited partnership units	12,123	13,110
Other minority interest	2,425	2,425

Total minority interests	14,548	15,535

Shareholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 47,302,857 and 46,934,285 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	47	47
Additional paid-in capital	1,164,960	1,154,360
Cumulative distributions in excess of net income	(260,377)	(229,818)
Unearned compensation	(7,072)	(2,775)
Other comprehensive loss	(398)	(506)

Total shareholders’ equity	897,160	921,308

Total liabilities and shareholders’ equity	$2,328,461	$2,352,550

Heritage Property Investment Trust, Inc.

Consolidated Statements of Operations
Three Months ended June 30, 2005 and 2004
(Unaudited and in thousands, except per-share data)

	Three Months Ended June 30,
	2005	2004

Revenue:
Rentals and recoveries	$85,443	$79,088
Interest, other, and joint venture fee income	254	67
Total revenue	85,697	79,155
Expenses:
Property operating expenses	11,383	10,271
Real estate taxes	12,565	12,398
Depreciation and amortization	24,722	21,760
Interest	20,851	19,415
General and administrative	7,042	5,664
Total expenses	76,563	69,508
Income before gain on sale of marketable securities	9,134	9,647
Gain on sale of marketable securities	8	—
Income before equity in income from unconsolidated joint ventures and allocation to minority interests	9,142	9,647
Equity in income from unconsolidated joint ventures	54	—
Income allocated to exchangeable limited partnership units	(71)	(78)
Income allocated to Series C Preferred Units	—	(555)
Income before discontinued operations	9,125	9,014
Discontinued operations:
Operating income from discontinued operations	—	205
Gains on sales of discontinued operations	—	2,988
Income from discontinued operations	—	3,193
Net income attributable to common shareholders	$9,125	$12,207
Basic per-share data:
Income before discontinued operations	$0.19	$0.19
Income from discontinued operations	—	0.07
Income attributable to common shareholders	$0.19	$0.26

Weighted average common shares outstanding	47,262	46,726
Diluted per-share data:
Income before discontinued operations	$0.19	$0.19
Income from discontinued operations	—	0.07
Income attributable to common shareholders	$0.19	$0.26

Weighted average common and common equivalent shares outstanding	48,293	46,885

Heritage Property Investment Trust, Inc.

Consolidated Statements of Operations
Six Months ended June 30, 2005 and 2004
(Unaudited and in thousands, except per-share data)

	Six Months Ended June 30,
	2005	2004

Revenue:
Rentals and recoveries	$173,402	$159,689
Interest, other, and joint venture fee income	357	271
Total revenue	173,759	159,960
Expenses:
Property operating expenses	25,743	23,011
Real estate taxes	24,879	24,274
Depreciation and amortization	48,699	43,124
Interest	41,743	37,030
General and administrative	13,603	10,947
Total expenses	154,667	138,386
Income before gain on sale of marketable securities	19,092	21,574
Gain on sale of marketable securities	8	—
Income before equity in income from unconsolidated joint ventures and allocation to minority interests	19,100	21,574
Equity in income from unconsolidated joint ventures	159	—
Income allocated to exchangeable limited partnership units	(179)	(143)
Income allocated to Series B & C Preferred Units	—	(1,763)
Income before discontinued operations	19,080	19,668
Discontinued Operations:
Operating income from discontinued operations	—	437
Gains on sales of discontinued operations	—	2,988
Income from discontinued operations	—	3,425
Net income attributable to common shareholders	$19,080	$23,093
Basic per-share data:
Income before discontinued operations	$0.40	$0.42
Income from discontinued operations	—	0.08
Income attributable to common shareholders	$0.40	$0.50

Weighted average common shares outstanding	47,151	46,551
Diluted per-share data:
Income before discontinued operations	$0.40	$0.42
Income from discontinued operations	—	0.07
Income attributable to common shareholders	$0.40	$0.49

Weighted average common and common equivalent shares outstanding	48,130	47,169

Heritage Property Investment Trust, Inc.

Calculation of Funds from Operations

(in thousands of dollars)

	Three months ended June 30,
	2005	2004

Net income	$9,125	$12,207
Add (deduct):
Depreciation and amortization (real-estate related)
Continuing operations	24,546	21,585
Discontinued operations	—	107
Pro rata share of unconsolidated joint venture	55	—
Gains on sales of real estate investments	—	(2,988)
Funds from Operations	$33,726	$30,911

	Six months ended June 30,
	2005	2004

Net income	$19,080	$23,093
Add (deduct):
Depreciation and amortization (real-estate related)
Continuing operations	48,346	42,670
Discontinued operations	—	213
Pro rata share of unconsolidated joint venture	63	—
Gains on sales of real estate investments	—	(2,988)
Funds from Operations	$67,489	$62,988

We calculate Funds from Operations in accordance with the best practices described in the April 2001 National Policy Bulletin of the National Association of Real Estate Investment Trusts, referred to as NAREIT, and NAREIT’s 1995 White Paper on Funds from Operations. The White Paper defines Funds From Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Given the nature of our business as a real estate owner and operator, we believe that FFO is helpful to investors as a starting point in measuring our operational performance because it excludes various items included in net income that do not relate to, or are not indicative of, our operating performance, such as gains (or losses) from sales of real estate investments and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult.  However, FFO (i) should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, (ii) is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and (iii) is not indicative of funds available to fund our cash needs, including our ability to make distributions.  Our computation of FFO may differ from the methodology utilized by other equity REITs to calculate FFO and, therefore, may not be comparable to other REITs.

Heritage Property Investment Trust, Inc.

Reconciliation of Net Operating Income

(in thousands of dollars)

	Three months ended June 30,
	2005	2004

Net operating income – same property portfolio	$58,425	$56,016
Net operating income – acquisitions/partial dispositions	3,070	403
Net operating income – total portfolio	61,495	56,419
Add:
Interest, other, and joint venture fee income	254	67
Income from discontinued operations	—	3,193
Gain on sale of marketable securities	8	—
Equity in income from unconsolidated joint ventures	54	—
Deduct:
Depreciation and amortization	24,722	21,760
Interest	20,851	19,415
General and administrative	7,042	5,664
Income allocated to exchangeable limited partnership units	71	78
Income allocated to Series B and C Preferred Units	—	555
Net income attributable to common shareholders	$9,125	$12,207

	Six months ended June 30,
	2005	2004

Net operating income – same property portfolio	$116,756	$111,760
Net operating income – acquisitions	6,024	644
Net operating income – total portfolio	122,780	112,404
Add:
Interest, other, and joint venture fee income	357	271
Income from discontinued operations	—	3,425
Gain on sale of marketable securities	8	—
Equity in income from unconsolidated joint ventures	159	—
Deduct:
Depreciation and amortization	48,699	43,124
Interest	41,743	37,030
General and administrative	13,603	10,947
Income allocated to exchangeable limited partnership units	179	143
Income allocated to Series B and C Preferred Units	—	1,763
Net income attributable to common shareholders	$19,080	$23,093

Net operating income, or “NOI,” is a non-GAAP financial measure equal to net income available to common shareholders (the most directly comparable GAAP financial measure), plus accretion of redeemable equity, preferred stock distributions, minority interest in Bradley Operating Limited Partnership, net derivative losses (gains), losses (gains) on investments in securities, losses from prepayment of debt, general and administrative expense, depreciation and amortization, and interest expense, less income from discontinued operations, gains (losses) on sales of real estate investments and equipment and interest and other income.

We use NOI internally, and believe NOI provides useful information to investors, as a performance measure in evaluating the operating performance of our real estate assets. This is because NOI reflects only those income and expense items that are incurred at the property level and excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. Our presentation of NOI may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to obtain a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

Heritage Property Investment Trust, Inc.

Reconciliation of Projected Diluted Net Income Per Common Share to

Projected Funds From Operations Per Common Share

	Projected Range Full Year 2005
	Low	High
Projected diluted net income per share	$0.78	$0.81
Projected depreciation and amortization (real estate related)	2.00	2.02
Net gains on sales of real estate investments	—	—
Projected FFO per diluted share	$2.78	$2.83

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. These estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.